ICE MILLER LLP

ONE AMERICAN SQUARE, SUITE 2900

Indianapolis, Indiana 46282

Exhibit 5.1

April 22, 2013

Symmetry Medical Inc.

3724 North State Road 15

Warsaw, IN 46582

Ladies and Gentlemen:

We have acted as counsel for Symmetry Medical Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the Prospectus constituting a part thereof (the "Prospectus"), to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale by the Company from time to time of up to $150,000,000 aggregate principal amount of: (i) one or more series of debt securities of the Company which may, but need not be, convertible into, or redeemable or exchangeable for, cash, shares of the Company's common stock, par value $0.001 per share, or other securities or property or any combination thereof (the "Debt Securities"); (ii) one or more series of preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) common stock par value $0.001 per share (the "Common Stock") and/or (iv) warrants for the purchase of Debt Securities, Common Stock or other securities of the Company ("Warrants" and together with Debt Securities, Preferred Stock and Common Stock, the "Securities"), and in connection with the issuance of Common Stock issuable upon conversion or exercise of the Debt Securities and/or Warrants through transactions requiring registration under the Securities Act of 1933, as amended (the "Offering"). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a "Prospectus Supplement").

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as in effect on the date hereof; and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In rendering our opinion, we have also examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments.

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In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Amended and Restated Certificate of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.                  All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable shall have been taken when:

a.                   The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b.                  Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.                  All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable shall have been taken when:

a.                   The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

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b.                  A Certificate of Designations with respect to the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and

c.                   Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3.                  All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                   The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the sale of such Debt Securities;

b.                  The terms of such Debt Securities and of their sale have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                   Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d.                  Such Debt Securities shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

4.                  All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.                   The Company’s Board of Directors, or a committee thereof or, in certain circumstances, officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the sale of the Warrants, and to authorize the sale of such Warrants;

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b.                  The terms of such Warrants and of their sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.                   Any such warrant agreements shall have been duly executed and delivered;

d.                  Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e.                   Such Warrants shall have been sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such sale, and the acts, proceedings and documents referred to above.

We are qualified to practice law in the State of Indiana and we do not purport to be experienced on the law other than that of the State of Indiana, the provisions of the Delaware General Corporation Law and the Federal laws of the United States of America. We are not qualified to practice law in the State of Delaware. We express no opinion with respect to the laws of any jurisdiction other than the State of Indiana, the provisions of the Delaware General Corporation Law and the Federal laws of the United States of America.

The opinions expressed herein are matters of professional judgment and are not a guarantee of result. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ICE MILLER LLP

/s/ Ice Miller LLP